                                                                      EXHIBIT 11

                 REPUBLIC NEW YORK CORPORATION AND SUBSIDIARIES




                                                                                         YEAR ENDED DECEMBER 31,
                                                                      -------------------------------------------------------------
                                                                        1997         1996         1995         1994         1993
                                                                      ---------    ---------    ---------    ---------    ---------
                                                                                   (IN THOUSANDS EXCEPT PER SHARE DATA)
Basic:
   Earnings:
      Net income                                                      $ 449,108    $ 418,840    $ 288,649    $ 340,008    $ 301,205
      Less preferred stock dividends                                    (24,191)     (31,518)     (36,467)     (34,410)     (28,415)
      Less dividends on restricted stock plan shares                     (3,369)      (2,815)      (2,485)      (2,290)      (1,473)
                                                                      ---------    ---------    ---------    ---------    ---------
      Net income applicable to
         common stock- basic                                          $ 421,548    $ 384,507    $ 249,697    $ 303,308    $ 271,317
                                                                      =========    =========    =========    =========    =========

   Average common shares outstanding- excluding restricted stock
      plan shares                                                        52,813       53,740       52,321       51,001       51,100
                                                                      =========    =========    =========    =========    =========

   Basic earnings per common share                                    $    7.98    $    7.15    $    4.77    $    5.95    $    5.31
                                                                      =========    =========    =========    =========    =========

Diluted:
   Earnings:
      Net income applicable to common stock- basic                    $ 421,548    $ 384,507    $ 249,697    $ 303,308    $ 271,317
      Dividend adjustment on restricted stock plan
         shares to reflect shares assumed issued                          1,733        1,520        1,147          902          667
      Dividends applicable to convertible
         preferred stock                                                     --           --        5,920       11,643       11,643
                                                                      ---------    ---------    ---------    ---------    ---------

      Net income applicable to common stock- diluted                  $ 423,281    $ 386,027    $ 256,764    $ 315,853    $ 283,627
                                                                      =========    =========    =========    =========    =========

   Shares:
      Average common shares outstanding- excluding restricted stock
         plan shares                                                     52,813       53,740       52,321       51,001       51,100
      Net shares assumed issued under restricted stock plan                 863          786          796          682          617
      Shares assumed issued on exercise of stock options                     55           68          161          229          286
      Shares assumed issued on
         conversion of convertible preferred stock                           --           --        1,978        3,569        3,569
                                                                      ---------    ---------    ---------    ---------    ---------

   Average common shares outstanding                                     53,731       54,594       55,256       55,481       55,572
                                                                      =========    =========    =========    =========    =========

   Diluted earnings per common share                                  $    7.88    $    7.07    $    4.65    $    5.69    $    5.10
                                                                      =========    =========    =========    =========    =========
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